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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (the "Registration Statement") and related Prospectus (the "Prospectus") of Spieker Properties, Inc. (the "Company") and of Spieker Properties, L.P. (the "Operating Partnership") for the registration of the Company's shares of common stock, preferred stock, depository shares, warrants and guarantees and the Operating Partnership's debt securities.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our respective reports, each dated January 24, 1997, relating to the separate consolidated financial statements of the Company and the Operating Partnership, which reports are included in the respective Annual Reports on Form 10-K for the year ended December 31, 1996 of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our reports, each dated April 29, 1997, on the combined statement of revenues and certain expenses of the Pasadena Portfolio and Metro Plaza, which reports are included in the respective Current Reports on Form 8-K, each dated June 27, 1997, of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.

     We also hereby consent to the incorporation by reference in the Registration Statement and Prospectus of our report, dated December 20, 1996, on the combined statement of revenues and certain expenses of the Three Property Transactions, which reports are included in the respective Current Reports on Form 8-K, each dated June 27, 1997, of the Company and the Operating Partnership, incorporated by reference in the Registration Statement and Prospectus.



                                           ARTHUR ANDERSEN LLP


San Francisco, California
September 18, 1997